SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             June 20, 2005

Advanstar Communications Inc.

(Exact name of registrant as specified in its charter)

New York	333-57201	59-2757389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Avenue, New York, NY		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 357-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement..

On June 20, 2005, Advanstar Communications Inc. (“Advanstar”) entered into a Fourth Amendment (the “Fourth Amendment”) to the Amended and Restated Credit Agreement, dated as of November 7, 2000, between Advanstar Communications Inc as borrower and various financial institutions, Credit Suisse First Boston (as successor in interest to DLJ Capital Funding, Inc.), as Lead Arranger and Syndication Agent, Bank of America, N.A. (as successor by merger to Fleet National Bank), as Administrative Agent, and Barclays Bank PLC, as Documentation Agent.  The Fourth Amendment provides for the retention of the Revolving Loan Commitment Amount at its current $60.0 million level after repayment of the Term B Loans from the proceeds of a recent asset sale, allows for the repayment of second lien and junior debt, and amends the Fixed Charge Coverage Ratio provisions.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

On June 16, 2005, Advanstar executed a First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture dated August 18, 2003 (the “Indenture”) among Advanstar, the guarantors party thereto and Wells Fargo Bank, N.A. (successor by merger to Wells Fargo Bank Minnesota, N.A.), as trustee.  The First Supplemental Indenture will become effective upon Advanstar’s acceptance for payment of the requisite amount of Advanstar’s Second Priority Senior Secured Floating Rate Notes due 2008 (the “Floating Rate Notes”) tendered pursuant to Advanstar’s Offer to Purchase and Consent Solicitation for the Floating Rate Notes launched on May 31, 2005 (the “Offer and Consent Solicitation”).  The Offer and Consent Solicitation is currently scheduled to expire at 5:00 p.m., New York City time, on June 28, 2005.  Upon effectiveness, the Supplemental Indenture will eliminate substantially all of the restrictive and reporting covenants, certain events of default and certain other provisions of the Indenture with respect to the Floating Rate Notes.  Upon effectiveness, the Supplemental Indenture will also release the Floating Rate Notes’ security interest in the collateral under the Indenture.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

C.  Exhibits

Exhibit No.	Document

10.1	Fourth Amendment to Credit Agreement, dated as of June 17, 2005.
10.2

First Supplemental Indenture dated June 16, 2005 to Indenture dated August 18, 2003 among Advanstar Communications Inc., the guarantors party thereto and Wells Fargo Bank N.A. (successor by merger to Wells Fargo Bank Minnesota, N.A.).

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANSTAR COMMUNICATIONS INC.

Date: June 23, 2005	By:	/s/ DAVID W. MONTGOMERY
Name: David W. Montgomery
Title: Vice President - Finance,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Fourth Amendment to Credit Agreement, dated as of June 17, 2005.
10.2

First Supplemental Indenture dated June 16, 2005 to Indenture dated August 18, 2003 among Advanstar Communications Inc., the guarantors party thereto and Wells Fargo Bank N.A. (successor by merger to Wells Fargo Bank Minnesota, N.A.)